EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Energous Corporation, (the “Company”) on Form 10-Q for the period ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Stephen R. Rizzone, President and Chief Executive Officer of the Company, and Howard Yeaton, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Energous Corporation and will be retained by Energous Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Stephen R. Rizzone	/s/ Howard R. Yeaton, Jr.
Name: Stephen R. Rizzone	Name: Howard R. Yeaton, Jr.
Title: President and Chief Executive Officer	Title: Interim Chief Financial Officer
Date: August 13, 2014	Date: August 13, 2014